EXHIBIT 32.1

Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

     The undersigned, as the President and Chief Executive Officer of Zale Corporation, certifies, to the best of her knowledge, that the Quarterly Report on Form 10-Q for the quarter period ended January 31, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Zale Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

This 9th day of March, 2004.

By:	/s/ Mary L. Forté
Mary L. Forté
President and Chief Executive Officer, Director (principal executive officer of the registrant)

A signed original of this written statement required by Section 906 has been provided to Zale Corporation and will be retained by Zale Corporation and furnished to the Securities and Exchange Commission upon request.

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